UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant   ☒

Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under §240.14a-12

VYNE THERAPEUTICS INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Dear Stockholder,

The Annual Meeting of Stockholders of VYNE Therapeutics Inc. (“VYNE”) will be held on August 10, 2022, at 10:00 a.m. eastern time. Only the owners of VYNE as of the record date, June 14, 2022, are entitled to vote on the matters that are critical to the success of the company and the value of your shares. So, please take the time to exercise your right to vote to protect and enhance the value of your investment.

VYNE has retained D.F. King & Co., Inc. to reach out to you to help ensure that you have the opportunity to vote and have your voice heard.

If you have received proxy materials (also available here):

WE CAN RECORD YOUR VOTING INSTRUCTIONS WITH YOUR REPLY TO THIS EMAIL.

YOUR BOARD OF DIRECTORS IS RECOMMENDING A VOTE “IN FAVOR” OF ALL PROPOSALS.

If you have any questions, please give D.F. King & Co., Inc. a call toll-free at (800) 901-0068, Monday through Friday between the hours of 9:00am and 10:00pm Eastern Time.

DO NOT FORWARD THIS EMAIL OR SHARE YOUR UNIQUE ID WITH ANYONE, AS ONLY YOU MAY VOTE YOUR SHARES.

Thank you,

D.F. King & Co., Inc.